Exhibit 99.1

INTERVEST BANCSHARES CORPORATION

Reports Earnings of $2.5 Million or $0.12 Per Share for 2011 Second Quarter

Business Editors - New York – (Business Wire – July 13, 2011)

Intervest Bancshares Corporation (NASDAQ-GS: IBCA), parent company of Intervest National Bank, today reported its 2011second quarter financial results. Financial highlights follow.

•

Net earnings increased to $2.5 million, or $0.12 per diluted common share, for the second quarter of 2011 (“Q2-11”) from $1.7 million, or $0.08 per share, for the first quarter of 2011 (“Q1-11”). In the second quarter of 2010 (“Q2-10”), the Company had a net loss of $51.9 million, or $6.02 per share, primarily due to a bulk sale of nonperforming and underperforming assets.

•	Net interest margin for Q2-11 improved to 2.24% from 2.14% in Q1-11 and 2.13% in Q2-10.

•

Nonaccrual loans and real estate owned totaled $71 million at June 30, 2011, compared to $72 million at March 31, 2011 and $80 million at December 31, 2010. Nonaccrual loans necessarily include certain restructured loans (TDRs) that are classified as such based on regulatory guidance. At June 30, 2011, such loans amounted to $33 million and were yielding 4.43%. These loans were current and performing in accordance with their renegotiated terms.

•

The total provision for loan and real estate losses amounted to $2.0 million for both Q2-11 and Q1-11, compared to $96.1 million in Q2-10. The allowance for loan losses was 2.54% of total outstanding loans at June 30, 2011, compared to 2.49% at March 31, 2011, 2.61% at December 31, 2010 and 2.17% at June 30, 2010.

•

Noninterest expense decreased to $4.1 million in Q2-11, from $4.3 million in Q2-10 and $4.4 million in Q1-11. The Company’s efficiency ratio, which is a measure of its ability to control expenses as a percentage of its revenues, improved to 35% in Q2-11, from 41% in Q1-11 and 36% in Q2-10.

•

At June 30, 2011, Intervest National Bank’s regulatory capital ratios were well above its minimum requirements and were as follows: Tier One Leverage - 10.41%; Tier One Risk-Based - 14.19%; and Total Risk-Based Capital - 15.45%. The Bank’s minimum required capital ratios as per its agreement with its regulator are 9%, 10% and 12%, respectively.

•	Common book value per share increased to $7.81 at June 30, 2011.

Net earnings for Q2-11 increased by $54.3 million over Q2-10 due to the following: a $94.0 million decrease in the total provision for loan and real estate losses (reflecting a large provision recorded in connection with the Q2-10 bulk sale and fewer problem assets and credit rating downgrades); a $1.6 million decrease in real estate expenses (reflecting less real estate owned); a $0.5 million increase in noninterest income (reflecting primarily increased income from loan prepayments and other related fees); and a $0.2 million decrease in noninterest expenses (reflecting primarily lower data processing costs and professional fees). The total of these items was partially offset by a $0.5 million decrease in net interest and dividend income (described below) and a $41.5 million increase in tax expense (due to pre-tax income in Q2-11 versus a large pre-tax loss in Q2-10). The Company’s effective tax rate was 44.6% in Q2-11 and 43.2% in Q2-10.

The decrease in net interest and dividend income reflected a combination of a planned decrease in the Bank’s assets and liabilities as well as decreased lending opportunities, partially offset by a higher net interest margin as noted above. Total average interest-earning assets decreased by $192 million in Q2-11 from Q2-10. A large portion of the cash inflows from the Q2-10 bulk loan sale as well as loan payoffs and principal repayments since June 30, 2010 were used to fund $177 million of deposit outflow and repayments of $21 million of maturing FHLB borrowings. The overall decrease in assets positively impacted the Bank’s regulatory capital ratios.

The 11 basis point increase in the Q2-11 net interest margin from Q2-10 was nearly all due to the recovery of $0.5 million of past due interest on one loan. Overall, the yield on average interest-earning assets decreased by 21 basis points to 4.94% in Q2-11, from 5.15% in Q2-10, due to the impact of the bulk loan sale (a large portion of which included the sale of $108 million of TDRs and other loans yielding approximately 5%), payoffs of other higher yielding loans and early calls of U.S. government agency security investments, coupled with the reinvestment of a large portion of the resulting cash inflows into security investments with lower market interest rates. The average cost of funds decreased by 32 basis points to 2.92% in Q2-11, from 3.24% in Q2-10 due to lower rates paid on deposit accounts.

Net earnings for the six months ended June 30, 2011 increased by $58.9 million over the same period of 2010 due to the following: a $103.6 million decrease in the total provision for loan and real estate losses; a $2.2 million decrease in real estate expenses; a $0.3 million increase in noninterest income; and a $0.5 million decrease in noninterest expenses. The aggregate of these items was partially offset by a $2.6 million decrease in net interest and dividend income and a $45.1 million increase in income tax expense. The reasons for these changes are the same as those described earlier regarding the quarterly variances.

Total assets at June 30, 2011 decreased to $2.05 billion from $2.07 billion at December 31, 2010, primarily reflecting a decrease in loans and overnight investments, partially offset by an increase in security investments. Total loans, net of unearned fees, amounted to $1.25 billion at June 30, 2011, an $85 million decrease from $1.34 billion at December 31, 2010. The decrease reflected $108.6 million of principal repayments (resulting from payoffs and normal amortization) and $5.9 million of loan chargeoffs, partially offset by $28.2 million of new originations. At June 30, 2011, the Company had a net deferred tax asset totaling $43 million, which included gross net operating loss carryforwards (NOLs) of $50 million for Federal purposes and $82 million for state and local purposes. The NOLs are available to reduce future taxable income.

Nonaccrual loans and real estate owned aggregated to $71 million, or 3.5% of total assets, at June 30, 2011, compared to $80 million, or 3.9%, at December 31, 2010. Nonaccrual loans totaled $45 million at June 30, 2011 and $53 million at December 31, 2010 and included $33 million and $21 million, respectively, of performing TDRs that are classified as nonaccrual based on regulatory guidance. In June 2011, a $14.8 million nonaccrual loan was restructured and $0.5 million of past due interest was recovered as part of the settlement. The restructured terms call for interest payments at 5% for the first year, increasing thereafter at predetermined amounts. All of the TDRs classified as nonaccrual have performed as agreed under their renegotiated terms and interest income is being recorded on a cash basis. In the first half of 2011, based on updated appraisals received, the Bank charged off a portion ($3.6 million) of three of the performing TDRs. The borrowers remain obligated to pay all principal amounts due. The Company does not own or originate construction/development loans.

The allowance for loan losses at June 30, 2011 was $31.8 million, representing 2.54% of total net loans, compared to $34.8 million, or 2.61%, at December 31, 2010 and $30.4 million, or 2.17%, at June 30, 2010. The overall allowance included specific reserves for impaired loans (comprised of nonaccrual loans and accruing TDRs) at each date of $3.4 million, $7.2 million and $3.0 million, respectively.

Securities held to maturity increased by $77 million to $691.3 million at June 30, 2011 from $614.3 million at December 31, 2010, due to new purchases exceeding calls and maturities. The growth in the security investments has been a function of decreased lending opportunities. At June 30, 2011, the portfolio, comprised mainly of U.S. government agency debt securities, had a weighted-average yield to earliest call date of 1.58% and a weighted-average remaining contractual maturity of 4.7 years. The Bank invests in U.S. government agency debt obligations to emphasize safety and liquidity, and does not own or invest in collateralized debt obligations or collateralized mortgage obligations.

Deposits at June 30, 2011 decreased to $1.74 billion from $1.77 billion at December 31, 2010, reflecting a $24 million decrease in time deposits and an $8 million decrease in money market deposit accounts. Borrowed funds and related interest payable at June 30, 2011 decreased to $83 million, from $85 million at December 31, 2010, due to the maturity and repayment of FHLB borrowings, partially offset by an increase in interest payable on trust preferred securities. Stockholders’ equity increased to $191 million at June 30, 2011 from $186 million at December 31, 2010, primarily due to $5 million of net earnings before preferred dividend requirements. As required by agreements with its regulators, and as permitted by the underlying documents, the Company has suspended the payment of TARP dividends on its preferred stock and interest on its trust preferred securities since February 2010.

Intervest Bancshares Corporation is a bank holding company. Its principal operating subsidiary is Intervest National Bank, a nationally chartered commercial bank that has its headquarters and full-service banking office at One Rockefeller Plaza, in New York City, and a total of six full-service banking offices in Clearwater and Gulfport, Florida. Intervest Bancshares Corporation’s Class A Common Stock is listed on the NASDAQ Global Select Market: Trading Symbol IBCA. This press release may contain forward-looking information. Words such as “may,” “will,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “assume,” “indicate,” “continue,” “target,” “goal,” and similar words or expressions of the future are intended to identify forward-looking statements. Except for historical information, the matters discussed herein are subject to certain risks and uncertainties that may affect the Company’s actual results of operations. The following important factors, among others, could cause actual results to differ materially from those set forth in forward looking statements: changes in general economic conditions and real estate values in the Company’s market areas; changes in regulatory policies and enforcement actions; fluctuations in interest rates; demand for loans and deposits; changes in tax laws or the availability of net operating losses, the effects of additional capital, the availability of regulatory waivers; and competition. Reference is made to the Company’s filings with the SEC for further discussion of risks and uncertainties regarding the Company’s business. Historical results are not necessarily indicative of the future prospects of the Company.

Contact: Lowell S. Dansker, Chairman; Phone 212-218-2800 Fax 212-218-2808

Selected Consolidated Financial Information Follows.

INTERVEST BANCSHARES CORPORATION

Selected Consolidated Financial Information

(Dollars in thousands, except per share amounts)	Quarter Ended June 30,		Six-Months Ended June 30,
	2011	2010	2011	2010
Selected Operating Data:
Interest and dividend income	$23,917	$27,429	$47,511	$57,060
Interest expense	13,044	16,064	26,287	33,205

Net interest and dividend income	10,873	11,365	21,224	23,855
Provision for loan losses	742	87,533	2,787	97,172
Noninterest income	1,007	518	1,330	1,030
Noninterest expenses:
Provision for real estate losses	1,278	8,520	1,278	10,521
Real estate expenses	554	2,121	879	3,097
All other noninterest expenses	4,099	4,330	8,509	9,019

Earnings (loss) before income taxes	5,207	(90,621)	9,101	(94,924)
Provision (benefit) for income taxes	2,321	(39,172)	4,062	(40,997)

Net earnings (loss) before preferred dividend requirements	2,886	(51,449)	5,039	(53,927)
Preferred dividend requirements (1)	428	415	855	824

Net earnings (loss) available to common stockholders	$2,458	$(51,864)	$4,184	$(54,751)

Basic earnings (loss) per common share	$0.12	$(6.02)	$0.20	$(6.48)
Diluted earnings (loss) per common share	$0.12	$(6.02)	$0.20	$(6.48)

Average shares used for basic and diluted earnings (loss) per share (2)	21,126,489	8,616,416	21,126,489	8,444,569
Common shares outstanding at end of period	21,126,489	9,120,812	21,126,489	9,120,812
Common stock options/warrants outstanding at end of period	1,045,422	1,018,122	1,045,422	1,018,122

Yield on interest-earning assets	4.94%	5.15%	4.91%	5.23%
Cost of funds	2.92%	3.24%	2.94%	3.30%
Net interest margin	2.24%	2.13%	2.19%	2.19%

Return on average assets (annualized)	0.57%	-9.19%	0.49%	-4.71%
Return on average common equity (annualized)	7.00%	-117.99%	6.15%	-59.09%
Effective income tax rate	44.57%	43.23%	44.63%	43.19%
Efficiency ratio (3)	35%	36%	38%	36%

Average loans outstanding	$1,287,029	$1,539,625	$1,308,104	$1,609,827
Average securities outstanding	640,194	567,388	627,844	567,014
Average short-term investments outstanding	16,497	29,133	16,774	24,167
Average assets outstanding	2,029,339	2,240,340	2,037,623	2,287,703

Average interest-bearing deposits outstanding	$1,712,380	$1,889,007	$1,722,225	$1,924,871
Average borrowings outstanding	79,334	100,362	80,455	104,671
Average stockholders’ equity	188,993	198,049	187,914	206,097

	At Jun 30, 2011	At Mar 31, 2011	At Dec 31, 2010	At Sep 30, 2010	At Jun 30, 2010
Selected Financial Condition Information:
Total assets	$2,050,379	$2,014,125	$2,070,868	$2,104,098	$2,164,442
Cash and short-term investments	14,461	29,079	23,911	13,815	35,535
Securities held to maturity	691,334	589,940	614,335	613,844	621,244
Loans, net of unearned fees	1,252,128	1,300,546	1,337,326	1,363,312	1,395,564
Allowance for loan losses	31,772	32,400	34,840	32,250	30,350
Allowance for loan losses/net loans	2.54%	2.49%	2.61%	2.37%	2.17%
Deposits	1,735,292	1,706,630	1,766,083	1,806,834	1,852,356
Borrowed funds and accrued interest payable	82,634	82,072	84,676	89,135	98,582
Preferred stockholder’s equity	24,045	23,948	23,852	23,755	23,659
Common stockholders’ equity	167,109	164,243	162,108	140,317	140,643
Common book value per share (4)	7.81	7.69	7.61	15.26	15.33

Loan chargeoffs for the quarter	$1,374	$4,513	$386	$298	$85,483
Loan recoveries for the quarter	4	28	283	600	—
Real estate chargeoffs for the quarter	—	—	2,970	912	11,732
Security impairment writedowns for the quarter	—	105	351	293	18

Nonaccrual loans	$45,352	$45,192	$52,923	$38,560	$18,927
Real estate owned, net of valuation allowance	25,786	27,064	27,064	38,792	34,259
Investment securities on a cash basis	4,475	4,475	2,318	2,670	2,963
Accruing troubled debt restructured (TDR) loans (5)	5,619	5,630	3,632	617	21,362
Loans 90 days past due and still accruing	4,594	3,879	7,481	16,865	8,788
Loans 31-89 days past due and still accruing	7,704	21,785	11,364	5,264	13,066

(1)	Represents dividend requirements on cumulative preferred stock held by the U.S. Treasury and amortization of related preferred stock discount.
(2)	Outstanding options/warrants were not dilutive for the reporting periods.
(3)	Represents noninterest expenses (excluding provisions for real estate losses & real estate expenses) as a percentage of net interest and dividend income plus noninterest income.
(4)	Represents common stockholders’ equity less preferred dividends in arrears ($2.1 million and $1.4 million at June 30, 2011 and December 31, 2010 only) divided by common shares outstanding.
(5)	Represent loans whose terms have been modified mostly through the deferral of principal and/or a partial reduction in interest payments.

INTERVEST BANCSHARES CORPORATION

Consolidated Financial Highlights

	At or For The Period Ended
($ in thousands, except per share amounts)	Six-Months Ended June 30, 2011	Year Ended Dec 31, 2010	Year Ended Dec 31, 2009	Year Ended Dec 31, 2008	Year Ended Dec 31, 2007
Balance Sheet Highlights:
Total assets	$2,050,379	$2,070,868	$2,401,204	$2,271,833	$2,021,392
Cash and short-term investments	14,461	23,911	7,977	54,903	33,086
Securities held to maturity	691,334	614,335	634,856	475,581	344,105
Loans, net of unearned fees	1,252,128	1,337,326	1,686,164	1,705,711	1,614,032
Allowance for loan losses	31,772	34,840	32,640	28,524	21,593
Allowance for loan losses/net loans	2.54%	2.61%	1.94%	1.67%	1.34%
Deposits	1,735,292	1,766,083	2,029,984	1,864,135	1,659,174
Borrowed funds and accrued interest payable	82,634	84,676	118,552	149,566	136,434
Preferred stockholder’s equity	24,045	23,852	23,466	23,080	—
Common stockholders’ equity	167,109	162,108	190,588	188,894	179,561
Common book value per share (1)	7.81	7.61	23.04	22.84	22.23
Market price per common share	3.06	2.93	3.28	3.99	17.22

Asset Quality Highlights
Nonaccrual loans	$45,352	$52,923	$123,877	$108,610	$90,756
Real estate owned, net of valuation allowance	25,786	27,064	31,866	9,081	—
Investment securities on a cash basis	4,475	2,318	1,385	—	—
Accruing troubled debt restructured loans (2)	5,619	3,632	97,311	—	—
Loans past due 90 days and still accruing	4,594	7,481	6,800	1,964	11,853
Loans past due 31-89 days and still accruing	7,704	11,364	5,925	18,943	25,122
Loan chargeoffs	5,887	100,146	8,103	4,227	—
Loan recoveries	32	883	1,354	—	—
Real estate chargeoffs	—	15,614	—	—	—
Impairment writedowns on security investments	105	1,192	2,258	—	—

Statement of Operations Highlights:
Interest and dividend income	$47,511	$107,072	$123,598	$128,497	$131,916
Interest expense	26,287	62,692	81,000	90,335	89,653

Net interest and dividend income	21,224	44,380	42,598	38,162	42,263
Provision for loan losses	2,787	101,463	10,865	11,158	3,760
Noninterest income	1,330	2,110	297	5,026	8,825
Noninterest expenses:
Provision for real estate losses	1,278	15,509	2,275	518	—
Real estate expenses	879	4,105	4,945	4,281	489
All other noninterest expenses	8,509	19,069	19,864	14,074	12,387

Earnings (loss) before income taxes	9,101	(93,656)	4,946	13,157	34,452
Provision (benefit) for income taxes	4,062	(40,348)	1,816	5,891	15,012

Net earnings (loss) before preferred dividend requirements	5,039	(53,308)	3,130	7,266	19,440
Preferred dividend requirements (3)	855	1,667	1,632	41	—

Net earnings (loss) available to common stockholders	$4,184	$(54,975)	$1,498	$7,225	$19,440

Basic earnings (loss) per common share	$0.20	$(4.95)	$0.18	$0.87	$2.35
Diluted earnings (loss) per common share	$0.20	$(4.95)	$0.18	$0.87	$2.31
Adjusted net earnings (loss) used to calculate diluted earnings (loss) per common share	$4,184	$(54,975)	$1,498	$7,225	$19,484
Average common shares used to calculate:
Basic earnings (loss) per common share	21,126,489	11,101,196	8,270,812	8,259,091	8,275,539
Diluted earnings (loss) per common share	21,126,489	11,101,196	8,270,812	8,267,781	8,422,017
Common shares outstanding	21,126,489	21,126,489	8,270,812	8,270,812	8,075,812

Net interest margin (4)	2.19%	2.11%	1.83%	1.79%	2.11%
Return on average assets	0.49%	-2.42%	0.13%	0.34%	0.96%
Return on average common equity	6.15%	-32.20%	1.65%	3.94%	11.05%
Effective income tax rate	44.63%	43.08%	36.72%	44.77%	43.57%
Efficiency ratio (5)	38%	41%	46%	33%	24%

(1)	Represents common stockholders’ equity less preferred dividends in arrears ($2.1 million and $1.4 million at June 30, 2011 and December 31, 2010 only) divided by common shares outstanding.
(2)	Represent loans whose terms have been modified mostly through the deferral of principal and/or a partial reduction in interest payments.
(3)	Represents dividend requirements on cumulative preferred stock held by the U.S. Treasury and amortization of related preferred stock discount.
(4)	Net interest margin is reported exclusive of income from loan prepayments, which is included as a component of noninterest income. Inclusive of such income, the margin would compute to 2.24% for the six-months ended June 30, 2011, 2.26% for 2010, 1.72% for 2009, 1.77% for 2008 and 2.60% for 2007.
(5)	Represents noninterest expenses (excluding provisions for real estate losses and real estate expenses) as a percentage of net interest and dividend income plus noninterest income.